EXHIBIT 10.7

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT is entered into as of October 1, 2001 (the "Effective Date"), by and among CDEX-Inc. Corp., a Nevada corporation (the "COMPANY") and Dr. Boen-Dar Liaw (the "Consultant").

1. SERVICES AGREEMENT. Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage the Consultant to perform services for the Company as set forth below.

2. TERM. The term of engagement under this Agreement shall be for two years from the Effective Date (the "ENGAGEMENT PERIOD"), unless terminated earlier as provided herein. This Agreement will be automatically renewed for additional 12-month periods unless either the Consultant or the Company provides advanced written notice, given at least sixty (60) days prior to the end of the then-existing Engagement Period, of its intent not to renew. Any 12-month renewal shall be considered part of the Engagement Period.

3. SERVICES OF THE CONSULTANT . Consultant shall serve as a Director of the Company and devote his best efforts and attention in performing such services for the Company as are consistent with the duties and responsibilities of the title of Director. These include periodic meetings and teleconferences to discuss business of the Company. These activities of the Consultant are hereinafter called the "Services".

4. PLACE OF PERFORMANCE. The Consultant shall perform the Services at the locations agreed upon by the Consultant and the Company.

5.       COMPENSATION.

         5.1.     FEE.

                  5.1.1. During the Engagement Period, the Company shall pay to the Consultant fees for the services of Consultants. The fee shall be $150.00 for each Director's Meeting. It is realized that this fee is not adequate for the Services to be rendered. Accordingly, Consultant will be awarded equity in the Company, as noted below.

                  5.1.2. The fee shall be reviewed no less frequently than annually and may be increased at the discretion of the Company. Except as otherwise agreed to in writing by the Consultant, the fee shall not be reduced.

         5.2. BONUS. The Consultant shall be eligible for an annual performance bonus based on the performance of the Company and the contribution of the Consultant.

         5.3. BENEFITS. Compensation provided is intended to include any and all payments for benefits, if


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any, that will be provided to Consultant by the Company.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

By:       /s/ Dr. Boen-Dar Liaw        By:       /s/ Malcolm H. Phillips, Jr.
         ----------------------------           -----------------------------
         Dr. Boen-Dar Liaw                      Malcolm H. Phillips, Jr.
                                                CDEX Inc. Corp.
                                                Chairman


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                         ADDENDUM TO SERVICES AGREEMENT


         Whereas, a Services Agreement was entered into as of October 1, 2001("Services Agreement") by and between CDEx-Inc. Corp., a Nevada corporation (the "Company") and Dr. Boen-Dar Liaw (the "Consultant");

         Whereas, that Services Agreement called for Consultant to serve a Director of the Company and had a term of service of two years with automatic twelve month renewal periods unless otherwise terminated;

         Whereas, that Services Agreement provided for compensation for Consultant in the form of stock in the Company and a small additional cash amount for each Board of Director's Meeting;

         Whereas, the Company desires to maintain the services of Consultant as a Director and expand those services to provide marketing and strategic advice, as called upon, for an additional two years without significant expenditure of cash; and

         Whereas Consultant seeks to provide those services with compensation in the form of Stock of the Company.

         According, for goad and valuable consideration the sufficiency of which is recognized and acknowledged by both parties, the Company and Consultant agree to the provision of this Addendum to the Services Agreement ("Addendum"), as follows:

         l. Consultant agrees to perform the aforementioned services for a period of two years beginning July 1, 2003 (the Effective Date).

         2. Company agrees to pay Consultant an additional forty thousand (40,000) shares of Class A Common Stock for those services with restrictions and repayment provisions noted below ("Purchased Shares). The Purchased Shares shall not be 100% vested until (i) the Purchased Shares becomes subject to an effective registration statue filed under the Securities Act of 1933, as amended, and is tradable on an open market pursuant to that registration or (2) there is a change in control of the Company such that the Purchased Shares are exchange for stock in the new company that can be traded on an open market. (Legends shall be placed on the stock certificate reflecting these restrictions.)

          The Consultant understands and acknowledges that the offering and sale of the Purchased Shares pursuant to this Addendum is intended to be exempt from registration under the Securities Act, and from qualification under any applicable state securities law by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, on the ground, among others, that no distribution or public offering of Purchased Shares is to be effected and the Purchased Shares wilt be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act, the rules and regulations of the United States Securities and Exchange Commission thereunder, or any comparable provision of applicable securities laws or the rules and regulations of the regulatory authorities thereunder.

          Further, the consultant will acquire the Purchases Shares for investment for his account and not for the account of any other person and not with a view toward resale or other distribution thereof. The Consultant understands that the Purchased Shares have not been under the Securities Act and application United States state securities laws and, therefore, cannot be resold unless they are subsequently registered


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under the Securities Act and applicable United States securities laws or unless an exemption from such registration is available. The Consultant further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, the certificate(s) for the Purchased Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

          These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, sad may not be sold, pledge, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of satisfactory to the Company to the effect that such registration is not required.

          The Consultant understands and agrees that agree that it is the Company's intent to take action to authorize all of the Company's issued stock, including the Purchased Shares, to be tradable on an open market. Consultant understands and agrees, however, that such actions may not be successful and, that Rule 144 may not be available as a basis for exemption from registration.

          The Consultant, during the course of this transaction and prior to the execution of this Addendum, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Addendum and to obtain any additional information or documents relative to the Company, its business and an investment, as the Consultant has deemed necessary. The Consultant agrees and acknowledges, however, that it has not been furnished any offering literature or prospectus concerning the Company other than this Addendum and, in making its decision to acquire the Purchased Shares hereunder, the Consultant has relied solely upon this Addendum and independent investigations made by the Consultant. The Consultant acknowledges that no representations or warranties have been made to the Consultant by the Company, of any officer, employee, agent or affiliate of the Company, except as contained in this Addendum.

          The Consultant understands and acknowledges that the offering sale of the Purchased Shares pursuant to this Addendum is intended to exempt from registration under the Securities Act, and from qualification under any applicable state securities law by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, on the ground, among others, that no distribution or public offering within the meaning of Section 4(2) of the Securities Act, the rules and regulations of United States Securities and Exchange Commission thereunder or any comparable provision of applicable securities laws or the rules and regulation of the regulations of the regulatory authorities thereunder.

          The Consultant is member of the Board of Directors of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in Purchase Shares. The Consultant understands that his investment in the Purchased Shares is a speculative investment that involves is high degree of risk. The Consultant can bear the economic risks of this investment and can afford a complete loss of his investment in the Purchased Shares. The Consultant is a resident of the State of Maryland.

          The Consultant understands and acknowledges that the Purchased Shares are "restricted securities" under United States securities laws and any purported transfer of the Purchased Shares in violation of applicable law is null arid void. The Consultant understands and acknowledges that the Company may, at its discretion, refuse to register on its share transfer books any purported transferee of the Purchased Shares in the event of an attempted transfer thereof in violation of applicable law.


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          Consultant shall repay part of the shares of the Purchased Shares received (or other equivalent shares of the Company stock) if, at any time during the first two years beginning as of Effective Date of this Addendum, the services of Consultant are terminated by the Company for Cause (as that term is defined in Section 7.1.1 of the Services Agreement) or the Consultant elects to no longer, provide substantial services to the Company. In either event, then within sixty (60) days afterwards, the Consultant shall repay to the Company a portion of the Consultant Stock in accordance with the following schedule:

                  (a) if termination occurs during the first year after the Effective Date, the Consultant shall repay 75% of the Purchased Shares received; and

                  (b) if termination occurs during the second year after the Effective Date, the Consultant shall repay 50% of the Purchased Shares received.

         3. Consultant and the Company Agreement that this terms and conditions of the Services Agreement continue to be in full force and effect during the term of this Addendum and are made apart of this Addendum by consent of both parties.

         4. This Addendum may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duty executed this Addendum, or have caused this Addendum to duty executed on their behalf as of the Effective Date written above.

By:    /s/ Dr. Boen-Dar Liaw           By:       /s/ Malcolm H. Philips, Jr.
      ----------------------------              ----------------------------
      Dr. Boen-Dar Liaw                         Malcolm H. Philips, Jr.
                                                CDEX Inc.
                                                CEO and Chairman